SILVER RAMONA MINING COMPANY
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 1997 and 1996

CONTENTS


Independent Auditors' Report      3

Balance Sheets      4

Statements of Operations      5

Statements of Stockholders' Equity (Deficit)      6

Statements of Cash Flows      7

Notes to the Financial Statements      9

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Silver Ramona Mining Company
Osburn, Idaho


We have audited the accompanying balance sheets of Silver Ramona Mining Company (a development stage company) as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997, 1996 and 1995 and from inception on May 25, 1967 through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Ramona Mining Company (a development stage company) as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995 and from inception on May 25, 1967 through December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating revenues to date which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Jones, Jensen & Company
Salt Lake City, Utah
June 24, 1998
/* WordPerfect WARNING - No Equivalent EDGAR Representation */
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The accompanying notes are an integral part of these financial statements.


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SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Balance Sheets


ASSETS

                                        December 31,
                         1997                     1996

CURRENT ASSETS

     Cash on hand     $     -               $     -

          TOTAL ASSETS     $     -               $     -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

     Accounts payable     $     500          $     3,959

          Total Current Liabilities          500               3,959

STOCKHOLDERS' EQUITY

     Common stock $0.10 par value; authorized
      3,000,000 shares; 1,907,984 shares issued
      and outstanding          190,798               190,798
     Additional paid-in capital (deficit)
                      (80,687     )          (85,400     )
     Deficit accumulated during the development stage
                       (110,611     )          (109,357     )

 Total Stockholders' Equity (Deficit)
                        (500     )          (3,959     )

          TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY (DEFICIT)     $     -               $     -
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Operations


                                                        From
                                                        Inception on
                                                        May 25,
                  For the Years Ended                   1967 Through
                 December 31,                           December 31,
             1997        1996     1995                    1997

REVENUES     $     -      $     -   $     -               $     -

EXPENSES      (1,254   ) (3,959  )    -                    (110,611     )

NET (LOSS) FROM OPERATIONS
            (1,254   )   (3,959  )      -                  (110,611     )

NET (LOSS) $ (1,254  ) $ (3,959  )  $   -               $  (110,611     )

NET (LOSS) PER SHARE
     $     (0.00     )     $     (0.00     )     $     0.00

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING  1,907,984   1,907,984             1,907,984
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
From Inception on May 25, 1967 through December 31, 1997

                                                  Deficit
                                                  Accumulated
                                                  During the
                             Common Stock         Development
                    Shares         Amount         Stage

Inception on May 25, 1967     -    $     -       $     -        $     -

Common stock issued for mining
 claims recorded at predecessor
 cost of $0.00 per share
                 1,200,000      120,000    (120,000     )          -

Common stock issued for
 services at $0.10 per share
                  10,000        1,000        -                    -

Common stock issued for
 cash at approximately $0.15
 per share        697,984        69,798      34,600               -

Net loss from inception on
 May 25, 1967 through
 December 31, 1993   -           -           -              (105,398     )

Balance, December 31, 1993
               1,907,984     190,798      (85,400     )     (105,398     )

Net loss for the year ended
 December 31, 1994      -        -           -                    -

Balance, December 31, 1994
               1,907,984     190,798      (85,400     )      (105,398     )

Net loss for the year ended
 December 31, 1995   -            -          -                    -

Balance, December 31, 1995
               1,907,984     190,798      (85,400     )       (105,398    )

Net loss for the year ended
 December 31, 1996   -          -            -                    (3,959  )

Balance, December 31, 1996
               1,907,984     190,798      (85,400     )       (109,357    )

Capital contributed by
 shareholder       -            -           4,713               -

Net loss for the year ended
 December 31, 1997  -           -             -               (1,254     )

Balance, December 31, 1997
          1,907,984       $  190,798   $  (80,687     )     $ (110,611   )


SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Cash Flows


                                                                 From
                                                                 Inception
                                                                 on May 25,
                               For the Years Ended              1967 Through
                          December 31,                         December 31,
                    1997       1996      1995                    1997

CASH FLOWS FROM OPERATING
  ACTIVITIES:

 Income (loss) from operations
        $     (1,254  )  $   (3,959 )   $     -             $ (110,611  )
     Adjustments to reconcile net (loss)
      to net cash (used) by operating
      activities:
   Stock issued for services
          -                -              -                    1,000
     Changes in operating liabilities:
          Increase (decrease) in accounts
           payable
             (3,459   )   3,959           -                    500

         Net Cash (Used) by Operating Activities
             (4,713   )      -            -                 (109,111   )

CASH FLOWS FROM INVESTING ACTIVITIES:
               -              -           -                    -

CASH FLOWS FROM FINANCING ACTIVITIES:
     Capital contributed by shareholder
              4,713           -           -                    4,713
     Issuance of common stock for cash
                -             -           -                  104,398

       Net Cash Provided by Financing Activities
              4,713           -            -                 109,111

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS -      -             -                    -

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD -      -           -                    -

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD
          $     -      $     -       $     -               $     -
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Cash Flows (Continued)


                                                                 From
                                                                 Inception
                                                                on May 25,
                             For the Years Ended                1967 Through
                         December 31,                          December 31,
                    1997    1996        1995                    1997

Cash Paid For:

     Interest   $     -    $     -     $   -               $     -
     Income taxes $   -    $     -     $   -               $     -

SUPPLEMENTAL SCHEDULE OF
 NON-CASH FINANCING
 ACTIVITIES:

     Stock issued for services
                $     -    $     -     $     -             $     1,000

      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1997 and 1996


NOTE 1 -     ORGANIZATION AND DESCRIPTION OF BUSINESS

On May 25, 1967, Silver Ramona Mining Company was incorporated under the laws of Idaho with the purpose of developing mining claims. On the date of incorporation, 3,000,000 shares of $0.10 par value common stock were authorized.

Operations were never commenced due to a lack of funding and all mining claims were lost.

     The Company has elected a calendar year end.

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.  Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

     b.  Provision for Taxes

No provision for income taxes has been made due to the inactive status of the Company.

     c.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     d.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -     GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company is seeking a merger with an existing, operating company. In the interim, management is committed to covering all operating and other costs until a merger is completed.
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1997 and 1996


NOTE 4 -     STOCK TRANSACTIONS

In July 1967, the Board of Directors issued 1,200,000 shares of $0.10 par value common stock for mining claims. The claims were recorded at predecessor cost of $0.00 per share.

In July 1967, the Board of Directors issued 10,000 shares of $0.10 par value common stock for services rendered during the organization of the Company. The services were valued at $0.10 per share.

On April 30, 1969, the Board of Directors initiated a public offering in which 697,984 shares of $0.10 par value common stock were sold at a gross price of approximately $0.15 per share.